VALIC COMPANY I

ARTICLES OF AMENDMENT

VALIC Company I, a Maryland corporation registered as an open -end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Article IX in its entirety and inserting a new Article IX in lieu thereof to read as follows:

IX.

LIMITATION OF LIABILITY; INDEMNIFICATION

(1) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

(2) To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter shall vest immediately upon the election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in the charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance or agreement or otherwise.

(3) The provisions of this Article IX shall be subject to the limitations of the Investment Company Act of 1940, as amended.

(4) Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or the Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sections of this Article IX with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECOND. Pursuant to Section 2-604(b) of the Maryland General Corporation Law, the foregoing amendment of the Charter has been approved by a majority of the entire Board of Directors and in the manner and by the vote required by the Investment Company Act of 1940, as amended.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of the 19th day of January, 2021.

ATTEST:		VALIC COMPANY I

/s/ Kathleen D. Fuentes		By:	/s/ John T. Genoy
Name:	Kathleen D. Fuentes		Name: John T. Genoy
Secretary			President

State of Maryland Department of Assessments and Taxation	Larry Hogan Governo
Charter Division	Michael L. Higgs Acting Director

Date: 01/29/2021

VENABLE LLP

SUITE 900

750 E PRATT ST

BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: VALIC COMPANY I
DEPARTMENT ID	: D01837590
TYPE OF REQUEST	: ARTICLES OF AMENDMENT
DATE FILED	: 01-20-2021
TIME FILED	: 12:47 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $70.00
COPY FEE	: $24.00
FILING NUMBER	: 1000362013052826
CUSTOMER ID	: 0003844674
WORK ORDER NUMBER	: 0005061251

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Telephone (410)767-4950/Toll free in Maryland (888)246-5941

MRS (Maryland Relay Service) (800)735-2258 TT/Voice

Website: www.dat.maryland.gov

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